EXHIBIT 2.1

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC") TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OF OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN
SECTION 311 AND 312 OF THE INDENTURE.

No. R-1                                                        $200,000,000


                            Alcan Aluminium Limited
                            6.25% Debenture Due 2008


     Alcan Aluminium Limited, a corporation duly organized and existing under the laws of Canada (the "ISSUER"), for value received, hereby promises to pay to Cede & Co. or registered assigns, at the office or agency of the Issuer in the Borough of Manhattan, the City of New York, the principal sum of Two Hundred Million Dollars on November 1, 2008, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest, semiannually on May 1 and November 1 of each year, commencing May 1, 1999, on said principal sum at said office or agency, in like coin or currency, at the rate per annum specified in the title of this Debenture, from the May 1 or the November 1, as the case may be, next preceding the date of this Debenture to which interest has been paid, unless the date hereof is a date to which interest has been paid, in which case from the date of this Debenture, or unless no interest has been paid on these Debentures, in which case from October 28, 1998, until payment of said principal sum has been made or duly provided for; provided, that payment of interest may be made at the option of the Issuer by check mailed to the address of the person entitled thereto as such address shall appear on the Security register. Notwithstanding the foregoing, if the date hereof is after the 15th day of April or October, as the case may be, and before the following May or November, this Debenture shall bear interest from such May 1 or November 1; provided, that if the Issuer shall default in the payment of interest due on such May 1 or November 1, then this Debenture shall bear interest from the next preceding May 1 or November 1, to which interest has been paid or, if no interest has been paid on these Debentures, from October 28, 1998. The interest so payable on any May 1 or November 1 will, subject to certain exceptions provided in the Indenture referred to on the reverse hereof, be paid to the person in whose name this Debenture is registered at the close of business on the April 15 or October 15, as the case may be, next preceding such May 1 or November 1.

     Reference is made to the further provisions of this Debenture set forth on the reverse hereof. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

     This Debenture shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed by the Trustee under the Indenture referred to on the reverse hereof.

     IN WITNESS WHEREOF, Alcan Aluminium Limited has caused this instrument to be signed by facsimile by its duly authorized officers and has caused a facsimile of its corporate seal to be affixed hereunto or imprinted hereon.

Dated:

                                              Alcan Aluminium Limited


                                              By_______________________________


                                              By_______________________________


                    TRUSTEE'S CERTIFICATE OF AUTHENTICATION


     This one of the Securities of the series despecified therein referred to in the within-mentioned Indenture.

                                              Bankers Trust Company,
                                              as Trustee


                                              By_______________________________
                                                     Authorized Officer

                             [REVERSE OF DEBENTURE]


                      Aluminium Company of Canada, Limited

                            6.25% Debenture Due 2008

     This Debenture is one of a duly authorized issue of debentures, notes, bonds or other evidences of indebtedness of the issuer (hereinafter called the "SECURITIES") of the series hereinafter specified, all issued or to be issued under and pursuant to an indenture dated May 15, 1983 (herein called the "INDENTURE"), duly executed and delivered by the Issuer to Bankers Trust Company, Trustee (herein called the "TRUSTEE"), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Issuer and the Holders of the Securities. The Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest (if any) at different rates, may be subject to different redemption provisions (if any) may be subject to different sinking, purchase or analogous funds (if any) and may otherwise vary as in the Indenture provided. This Debenture is one of a series designated as the 6.25% Debentures Due 2008 of the Issuer, limited in aggregate principal amount to $200,000,000.

     In case an Event of Default with respect to the 6.25% Debentures Due November 1, 2008, as defined in the Indenture, shall have occurred and be continuing, the principal hereof may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

     The Indenture contains provisions permitting the Issuer and the Trustee, with the consent of the Holders of not less than 66-2/3% in aggregate principal amount of the Securities at the time Outstanding (as defined in the Indenture) of all series to be affected (voting as one class), evidenced as in the Indenture provided, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or modifying in any manner the rights of the Holders of the Securities of each such series; provided, that no such supplemental indenture shall (i) extend the final maturity of any Security, or reduce the principal amount thereof or any premium thereon, or reduce the rate or extend the time of payment of any interest thereon, or impair or affect the rights of any Holder to institute suit for the payment thereof, without the consent of the Holder of each Security so affected, or (ii) reduce the aforesaid percentage of Securities, the Holders of which are required to consent to any such supplemental indenture, without the consent of the Holder of each Security affected. It is also provided in the Indenture that the Holders of a majority in aggregate principal amount Outstanding of the Securities of each series may, prior to any declaration accelerating the maturity of each Securities, on behalf of the Holders of all the Securities of such series waive compliance by the Issuer with certain provisions of the Indenture and any such past default or Event of Default and its consequences and may, after any such declaration, waive such declaration and its consequences. The preceding sentence shall not, however, apply to a default in the payment of the principal of or premium, if any, or interest on any of the Securities. Any such consent or waiver by the Holder of this Debenture (unless revoked as provided in the Indenture) shall be conclusive and binding upon such Holder and upon all future Holders and owners of this Debenture and any Debentures which may be issued in exchange or substitution herefor, irrespective of whether or not any notation thereof is made upon this Debenture or such other Debentures.

     No reference herein to the Indenture and no provision of this Debenture or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and any premium and interest on this Debenture in the manner, at the respective times, at the rate and in the coin or currency herein prescribed.

     The Debentures are issuable in registered form without coupons in denominations of $1,000 and any multiple of $1,000 at the office or agency of the Issuer in the Borough of Manhattan, The City of New York, and in the manner and subject to the limitations provided in the Indenture, but without the payment of any service charge, Debentures may be exchanged for a like aggregate principal amount of Debentures of other authorized denominations.

     The Debentures may be redeemed at the option of the Issuer, as a whole, or from time to time in part, at any time, upon mailing a notice of such redemption not less than 30 nor more than 60 days prior to the date fixed for redemption to the Holders of Debentures at their last registered addresses, all as further provided in the Indenture, at an optional redemption price equal to the greater of, together in each case with accrued interest to the date fixed for redemption:

     (bullet)  100% of the principal amount of the Debentures to be redeemed; or

     (bullet) the sum of the present values of the Remaining Scheduled Payments (as defined in the Prospectus Supplement dated October 23, 1998 relating to the Debentures) discounted to the redemption date on a semiannual basis at the Treasury Rate (as defined in the Prospectus Supplement dated October 23, 1998 relating to the Debentures) plus 25 basis points.

     Upon due presentment for registration of transfer of this Debenture at the office or agency of the Issuer in the Borough of Manhattan, The City of New York, a new Debenture or Debentures of authorized denominations for an equal aggregate principal amount will be issued to the transferee in exchange therefor, subject to the limitations provided in the Indenture, without charge except for any tax or other governmental charge imposed in connection therewith.

     The Issuer, the Trustee and any authorized agent of the Issuer or the Trustee may deem and treat the registered Holder hereof as the absolute owner of this Debenture (whether or not this Debenture shall be overdue and notwithstanding any notation of ownership or other writing hereon, for the purpose of receiving payment of, or on account of, the principal hereof and premium, if any, and, subject to the provisions on the face hereof, interest hereon, and for all other purposes, and neither the Issuer nor the Trustee nor any authorized agent of the Issuer or the Trustee shall be affected by any notice to the contrary.

     No recourse under or upon any obligation, covenant or agreement of the Issuer in the Indenture or any indenture supplemental thereto or in any Note, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, officer or director, as such, of the Issuer or of any successor corporation, either directly or through the Issuer or any successor corporation, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance hereof and as part of the consideration for the issue hereof.

     Terms used herein which are defined in the Indenture shall have the respective meanings assigned thereto in the Indenture.